UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2007

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On April 30, 2007, 3M Company entered into a $1.5 billion, five-year revolving credit agreement (the “Credit Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, Citibank, N.A. as administrative agent, JPMorgan Chase Bank, N.A. as syndication agent, Wells Fargo Bank, National Association and ABN AMRO Bank N.V. as co-documentation agents, and a syndicate of lenders as defined in the Credit Agreement.

Under the Credit Agreement, 3M pays a facility fee that varies between 0.040% and 0.080%, depending on our credit rating. Revolving advances denominated in the U.S. Dollars carry, at 3M’s option, either the “base rate” of interest in effect plus the applicable margin, or a periodic fixed LIBOR plus the applicable margin.  Borrowings denominated in a currency other than U.S. Dollars carry the LIBOR plus the applicable margin, except that borrowings denominated in Euro carry the EURIBO rate. The “base rate” of interest is the higher of (i) the rate of interest publicly announced by Citibank, N.A. from time to time and (ii) the Federal Funds Rate plus 0.50%.  The applicable margin includes a utilization fee plus (for LIBO Rate advances) the percentage varying between 0.110% and 0.270% depending on our credit rating.  The applicable utilization fee varies between 0.025% and 0.050% depending on our credit rating and applies on any date the aggregate principal amount of outstanding advances exceeds 50% of the aggregate commitments.

The Credit Agreement has a sub-limit of $150 million for letters of credit and includes a provision under which 3M may request an increase of the total facility up to $2 billion, with the grant of such request at the lenders’ discretion.  The Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting our ability to incur liens, merge or consolidate with another entity. Further, the Credit Agreement contains a covenant requiring us to maintain our EBITDA to Interest Ratio as of the end of each quarter at not less than 3.0 to 1. This is calculated as the ratio of consolidated EBITDA for the four consecutive quarters then ended to interest payable on all funded debt for the same period.

The full terms and conditions of the credit facility are set forth in the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  The Credit Agreement replaces the $565 million, five-year revolving credit agreement dated as of March 2, 2005 among 3M, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

Some of the lenders named under the Credit Agreement and their affiliates have various relationships with 3M and its subsidiaries involving the provision of financial services, including cash management, investment banking, foreign exchange and trust services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Credit Agreement is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits:

Exhibit Number	Description of Exhibits
10.1	Five Year Credit Agreement dated as of April 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Secretary

Dated: May 3, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Five Year Credit Agreement dated as of April 30, 2007